SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.



                Date of Report (Date of Earliest event reported):
                                December 23, 1998


                          PRIDE AUTOMOTIVE GROUP, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                   0-24742                  13-3704059
         State of                   Commission Fil           IRS Employer
         Incorporation              Number.                  Identification No.


                Pride House, Watford Metro Centre, Tolpits Lane,
                     Watford Hertfordshire, England WD1 8SB

                     Address of principal executive offices

        Registrant's telephone number, including area code (800) 698-6590


                                      None
          (Former name or former address, if changed since last report)



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Item 2. Acquisition or Disposition of Assets

Pride Automotive Group, Inc. ("Pride") announced on November 30, 1998, that its Pride Management Services PLC subsidiary ("PMS") executed contracts for the sale of substantially all of its leasing assets to Newcourt Automotive Services, Ltd. The contracts call for payment to PMS of approximately $15,272,000 for its leasing portfolio, which had been carried on the books of PMS at a value of approximately $17,596,000. Pride management is of the belief that the sale of such assets by PMS will have little, if any, adverse affect on Pride's net tangible book value, inasmuch as PMS has been simultaneously negotiating with one of its lenders to forgive a portion of PMS indebtedness approximately equal to any shortfall PMS might realize on the sale of such leasing assets. Notwithstanding the foregoing, no agreement for debt forgiveness has been executed as at the date hereof and there can be no assurance such an agreement will be executed. Funds for the acquisition were placed in escrow and the transaction closed on December 11, 1998.


Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

         (a) Pro-Forma Financial Statements of Pride taking into account the sale of the leasing assets shall be filed by amendment.

         (b) Exhibits. The following exhibits are filed herewith pursuant to Item 601 of Regulation S-B of the Securities Act of 1933, as amended, in connection with Registrant's report on Form 8-K dated September 20, 1996 under file No. O-27944.

10.12    -        Form of Agreement to sell the leasing asset portfolio of
                  Pride.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized on the 23rd of December 1998.



                                         PRIDE AUTOMOTIVE GROUP, INC.



                                    By:  /s/ Alan Lubinsky
                                         Alan Lubinsky, President